Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Agreement”), dated as of September 30, 2004, is made by and among Great Lakes Dredge & Dock Corporation (the “Borrower”), GLDD Acquisitions Corp. (“Holdings”), the other “Loan Parties” from time to time party to the Credit Agreement referred to and defined below (together with Holdings and the Borrower, the “Loan Parties”), the financial institutions from time to time party to such Credit Agreement referred to and defined below (collectively, the “Lenders”) and Bank of America, N.A., as issuer of the Letters of Credit (in such capacity, the “Issuing Lender”) and as representative of the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to and defined below.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and the Issuing Lender have entered into that certain Credit Agreement dated as of December 22, 2003 (the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to the Borrower; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement and, subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders hereby agree to amend the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the other Loan Parties, the Lenders and the Administrative Agent, such parties hereby agree as follows:

1.             Amendments to Credit Agreement. Subject to the satisfaction of each of the conditions set forth in Section 2 of this Agreement, the Credit Agreement is hereby amended as follows:

(a)           Section 2.1.1 of the Credit Agreement is hereby amended to delete the proviso appearing in the third sentence of such section in its entirety and to replace such proviso with the following proviso:

provided, however that (a) the aggregate principal amount of all Revolving Loans which any Lender shall be committed to have outstanding hereunder shall not at any time exceed the product of (i) such Lender’s Revolving Credit Percentage multiplied by (ii) (y) before the occurrence of an Availability Restoration Date, the lesser of (A) $15,000,000 and (B) the Availability, and (z) from and after the occurrence of an Availability Restoration Date, the Availability, and (b) the aggregate principal amount of all Revolving Loans which the Lenders shall be committed to have outstanding hereunder shall not at any time exceed (y) before the occurrence of an Availability Restoration Date, the lesser of (A) $15,000,000 and (B) the Availability, and (z) from and after the occurrence of an Availability Restoration Date, the Availability.

(b)           Section 2.8.l(g) of the Credit Agreement is hereby amended to delete such section in its entirety and to replace such section with the following section:

(g)          shall, from time to time, make mandatory prepayments of the Revolving Loans in such amounts and at such times as may be necessary to (i) prevent the aggregate outstanding principal amount of all Revolving Loans from exceeding (y) before the occurrence of an Availability Restoration Date, the lesser of (1) $15,000,000 and (2) the Availability, and (z) from and after the occurrence of an Availability Restoration Date, the Availability, and (ii) to the extent achievable through the prepayment of the Revolving Loans, prevent the aggregate outstanding Letter of Credit Obligations from exceeding the Letter of Credit Availability;

(c)           Section 2.9.1 of the Credit Agreement is hereby amended to delete such section in its entirety and to replace such section with the following section:

SECTION 2.9.1. Rates.  From the date any Loan is made to the date the principal amount of such Loan is repaid in full, interest shall accrue on the outstanding principal amount of such Loan at a rate per annum:

(a)          on that portion of the outstanding principal amount thereof maintained from time to time as a Base Rate Loan, equal to the Base Rate from time to time in effect, plus, in the case of any Revolving Loan, the then Applicable Base Rate Margin, and, in the case of any Tranche B Term Loan, the Applicable Tranche B Term Loan Base Rate Margin; and

(b)          on that portion of the outstanding principal amount thereof maintained from time to time as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Adjusted) for such Interest Period, plus in the case of any Revolving Loan, the then Applicable Eurodollar Rate Margin, and, in the case of any Tranche B Term Loan, the Applicable Tranche B Term Loan Eurodollar Rate Margin.

(d)           Section 4.2(a)(iii) of the Credit Agreement is hereby amended to delete such section in its entirety and to replace such section with the following section:

(iii) (A) Revolving Loans outstanding plus the Letter of Credit Obligations shall not exceed the Revolving Commitment Amount minus the Availability Block, both before and after giving effect to such Revolving Loan and/or Letter of Credit, (B) prior to the occurrence of an Availability Restoration Date, the Revolving Loans outstanding shall not exceed $15,000,000 both before and after giving effect to such Revolving Loan and (C) in the case of the issuance of a Letter of Credit, the Letter of Credit Obligations shall not exceed the Letter of Credit Availability, both before and after giving effect to such Letter of Credit.

(e)           Section 6.1(p) of the Credit Agreement is hereby amended to delete such section in its entirety and to replace such section with the following section:

(p)          Liens on Collateral. The Liens granted to the Administrative Agent securing the Obligations for the benefit of the Secured Parties shall, as set forth in the Guaranties and Collateral Documents (subject to changes in the Collateral resulting from Dispositions and substitutions of Collateral permitted hereunder pursuant to clause (c) of the definition of Permitted Dispositions and the effect of Recovery Events) for the term of this Agreement be comprised of (i) a first priority lien on equipment of the Borrower and the Guarantors that as of the Closing Date, according to the appraisal performed by Merrill Marine in connection with to the Closing Date, was determined to have an orderly liquidation value (“OLV”) of at least $70,000,000; (ii) a perfected second priority lien on other equipment of the Borrower and the Guarantors that as of the Closing Date, according to the appraisal performed by Merrill Marine immediately prior to the Closing Date was determined to have an OLV of at least $80,000,000 (subject only to Liens permitted by this Agreement and the Liens of Travelers pursuant to the Bonding Agreement); (iii) a perfected Lien on all intercompany receivables of the Borrower and the Subsidiary Guarantors having an equal priority to the Liens of Travelers, and having a senior priority to all other Liens; (iv) by a perfected second priority lien on accounts receivables of the Borrower and the Subsidiary Guarantors arising from projects that are bonded pursuant to the Bonding Agreement (subject only to Liens permitted by this Agreement and the Liens of Travelers pursuant to the Bonding Agreement) and (v) a first priority lien on additional equipment of the Borrower and the Guarantors that as of the First Amendment Effective Date, according to the appraisal performed by Merrill Marine immediately prior to the First Amendment Effective Date, was determined to have an OLV of at least $10,000,000 (subject, but senior to, the second priority lien of Travelers on such additional collateral to the extent required by the Intercreditor Agreement).

(f)            Section 6.1(q) of the Credit Agreement is hereby amended as follows to delete the reference “(i)” appearing in such section, delete the word “and” appearing immediately before clause (ii) of such section, and to delete clause (ii) of such section (for the avoidance of doubt, such clause (ii) ending immediately prior to the word “together”) in its entirety.

(g)           Section 6.1(r) of the Credit Agreement is hereby amended to add the following sentence at the end of such section:

The Lenders hereby authorize the Administrative Agent, without further consent of any Lender, to enter into such amendments, restatements, supplements and other modifications to the Collateral Documents (including entering into new Collateral Documents) in connection with any transaction permitted under this Agreement, including, without limitation, transactions permitted by Section 6.2(a)(i), to the extent that the Administrative Agent deems such action to be reasonably necessary to protect and preserve the Liens on the Collateral as described in Section 6.1(p).

(h)           Section 6.3 of the Credit Agreement is hereby amended to delete such section in its entirety and to replace such section with the following section:

SECTION 6.3. Financial Covenants. The Borrower covenants and agrees that so long as the Lenders shall have any Commitment hereunder, any Letter of Credit shall remain outstanding, or any other Obligation (other than contingent obligations hereunder for which no claim has been, or is reasonably expected to be, made) shall remain outstanding:

(a)          Capital Expenditures.

(i)           Before the occurrence of a Financial Covenant Restoration Date, the Borrower and its consolidated Subsidiaries shall not make or permit Capital Expenditures for any Fiscal Year in an aggregate amount in excess of the corresponding amount set forth below opposite such Fiscal Year (with respect to any such Fiscal Year, the “Base Capital Expenditure Amount”):

Fiscal Year	Amount
Fiscal Year 2004	$10,500,000
Fiscal Year 2005	$12,500,000
Fiscal Year 2006	$15,000,000
Fiscal Year 2007	$18,000,000
Fiscal Year 2008 and thereafter	$22,000,000

provided, however, that the Base Capital Expenditure Amount for any Fiscal Year after Fiscal Year 2004 may be increased by an amount equal to the excess, if any, of (i) the Base Capital Expenditure Amount for the immediately preceding Fiscal Year, over (ii) the actual amount of Capital Expenditures made by the Borrower and its Subsidiaries during such immediately preceding Fiscal Year; and provided, further, that in no event shall the amount of Capital Expenditures made by the Borrower and its consolidated Subsidiaries in any Fiscal Year exceed the corresponding amount set forth below opposite such Fiscal Year:

Fiscal Year	Amount
Fiscal Year 2004	$10,500,000
Fiscal Year 2005	$13,500,000
Fiscal Year 2006	$17,000,000
Fiscal Year 2007	$20,000,000
Fiscal Year 2008 and thereafter	$24,000,000

(ii)          From and after the occurrence of a Financial Covenant Restoration Date, the Borrower and its consolidated Subsidiaries shall not make or permit Capital Expenditures in an aggregate amount in excess of $22,000,000 during any Fiscal Year (with respect to any such Fiscal Year, the “Alternate Base Capital Expenditure Amount”); provided, however, that the Alternate Base Capital Expenditure Amount for any Fiscal Year after Fiscal Year 2004 may be increased by (A) an amount equal to the excess, if any, of (i) the Alternate Base Capital Expenditure Amount for the immediately preceding Fiscal Year, over (ii) the actual amount of Capital Expenditures made by the Borrower and its Subsidiaries during such immediately preceding Fiscal Year; plus

(B) the amount of Capital Expenditures permitted in the immediately succeeding Fiscal Year (provided that the Alternate Base Capital Expenditure Amount for such succeeding Fiscal Year shall be reduced by the amount of any increase pursuant to this Clause (B); and provided, further, that in no event shall the amount of Capital Expenditures made by the Borrower and its consolidated Subsidiaries in any Fiscal Year exceed $26,000,000).

(b)          Maximum Total Leverage.

(i)           Before the occurrence of a Financial Covenant Restoration Date or an Availability Restoration Date, the Borrower and its consolidated Subsidiaries shall not permit the ratio (the “Total Leverage Ratio”) of (i) the aggregate unpaid principal amount of Total Funded Debt as of the last day of any Fiscal Quarter ending during the periods described below to (ii) Adjusted Consolidated EBITDA for the four (4) consecutive Fiscal Quarter period ending as of such date, to exceed the corresponding ratio set forth below opposite such period:

Period	Ratio
January 1, 2006 through and including March 31, 2006	5.75 to l. 00
April 1, 2006 through and including September 30, 2006	5.50 to 1.00
October 1, 2006 through and including March 31, 2007	5.25 to 1.00
April 1, 2007 through and including September 30, 2007	5.00 to 1.00
October 1, 2007 through and including December 31, 2007	4.75 to 1.00
January 1, 2008 through and including December 31, 2008	4.50 to 1.00
January 1, 2009 through and including December 31, 2009	4.00 to 1.00
January 1, 2010 and thereafter	3.50 to 1.00

(ii)          From and after the occurrence of an Availability Restoration Date but before the occurrence of a Financial Covenant Restoration Date, the Borrower and its consolidated Subsidiaries shall not permit the Total Leverage Ratio for the four (4) consecutive Fiscal Quarter period ending during the periods described below, to exceed the corresponding ratio set forth below opposite such period:

Period	Ratio
January 1, 2004 through and including March 31, 2006	5.75 to 1.00
April 1, 2006 through and including September 30, 2006	5.50 to 1.00
October 1, 2006 through and including March 31, 2007	5.25 to 1.00
April 1, 2007 through and including September 30, 2007	5.00 to 1.00
October 1, 2007 through and including December 31, 2007	4.75 to 1.00
January 1, 2008 through and including December 31, 2008	4.50 to 1.00
January 1, 2009 through and including December 31, 2009	4.00 to 1.00
January 1, 2010 and thereafter	3.50 to 1.00

(iii)         From and after the occurrence of a Financial Covenant Restoration Date, the Borrower and its consolidated Subsidiaries shall not permit the Total Leverage Ratio for the four (4) consecutive Fiscal Quarter period ending during the periods described below, to exceed the corresponding ratio set forth below opposite such period:

Period	Ratio
January 1, 2004 through and including December 31, 2004	5.75 to 1.00
January 1, 2005 through and including December 31, 2005	5.50 to 1.00
January 1, 2006 through and including December 31, 2006	5.00 to 1.00
January 1, 2007 through and including December 31, 2007	4.75 to 1.00
January 1, 2008 through and including December 31, 2008	4.50 to 1.00
January 1, 2009 through and including December 31, 2009	4. 00 to l.00
January 1, 2010 and thereafter	3.50 to 1.00

(c)           Maximum Senior Leverage.

(i)           Before the occurrence of a Financial Covenant Restoration Date, the Borrower and its consolidated Subsidiaries shall not permit the ratio (the “Senior Leverage Ratio”) of (i) the aggregate unpaid principal amount of Senior Debt as of last day of any Fiscal Quarter ending during the periods described below to (ii) Adjusted Consolidated EBITDA for the four (4) consecutive Fiscal Quarter period ending as of such date, to exceed the corresponding ratio set forth below opposite such period:

Period	Ratio
October 1, 2004 through and including December 31, 2004	3.00 to l.00
January 1, 2005 through and including March 31, 2005	3.50 to 1.00
April 1, 2005 through and including June 30, 2005	3.00 to l.00
July 1, 2005 through and including September 30, 2005	2.50 to 1.00
October 1, 2005 through and including March 31, 2006	2.25 to 1.00
April 1, 2006 through and including December 31, 2006	2.00 to l.00
January 1, 2007 through and including December 31, 2007	1.75 to 1.00
January 1, 2008 through and including December 31, 2008	1.50 to 1.00
January 1, 2009 through and thereafter	1.25 to 1.00

(ii)  From and after the occurrence of a Financial Covenant Restoration Date, the Borrower and its consolidated Subsidiaries shall not permit the Senior Leverage Ratio for the four (4) consecutive Fiscal Quarter period ending during the periods described below, to exceed the corresponding ratio set forth below opposite such period:

Period	Ratio
December 31, 2003 through and including December 31, 2004	2.50 to 1.00
January 1, 2005 through and including December 31, 2005	2.25 to 1.00
January 1, 2006 through and including December 31, 2006	2.00 to 1.00
January 1, 2007 through and including December 31, 2007	1.75 to 1.00
January 1, 2008 through and including December 31, 2008	1.50 to 1.00
January 1, 2009 through and thereafter	1.25 to 1.00

(d)          Interest Coverage Ratio.

(i) Before the occurrence of a Financial Covenant Restoration Date, the Borrower and its consolidated Subsidiaries shall not permit the ratio (the “Interest Coverage Ratio”) of (i) Adjusted Consolidated EBITDA for any four (4) consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter ending during the periods described below to (ii) Interest Expense, in each case for the four (4) consecutive Fiscal Quarter period ending as of such date, to be less than the corresponding ratio set forth below opposite such period:

Period	Ratio
October 1, 2004 through and including December 31, 2004	1.50 to 1.00
January 1, 2005 through and including March 31, 2005	1.20 to 1.00
April 1, 2005 through and including June 30, 2005	1.35 to 1.00
July 1, 2005 through and including September 30, 2005	1.60 to 1.00
October 1, 2005 through and including December 31, 2005	1.80 to 1.00
January 1, 2006 through and including December 31, 2006	2.00 to 1.00
January 1, 2007 through and including December 31, 2008	2.25 to 1.00
January 1, 2009 through and thereafter	2.50 to 1.00

(ii) From and after the occurrence of a Financial Covenant Restoration Date, the Borrower and its consolidated Subsidiaries shall not permit the Interest Coverage Ratio for the four (4) consecutive Fiscal Quarter periods ending during the periods described below to be less than the corresponding ratio set forth below opposite such period:

Period	Ratio
December 31, 2003 through and including December 31, 2004	1.75 to 1.00
January 1, 2005 through and including December 31, 2005	2.00 to 1.00
January 1, 2006 through and including December 31, 2006	2.00 to 1.00
January 1, 2007 through and including December 31, 2008	2.25 to 1.00
January 1, 2009 through and thereafter	2.50 to 1.00

(e)           Minimum Adjusted Consolidated EBITDA. Before the occurrence of a Financial Covenant Restoration Date or an Availability Restoration Date, the Borrower and its consolidated Subsidiaries shall not permit the Adjusted Consolidated EBITDA for any four (4) consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter ending during the periods described below to be less than the corresponding amount set forth below opposite such period:

Period	Amount
July 1, 2004 through and including September 30, 2004	$41,000,000
October 1, 2004 through and including December 31, 2004	$30,000,000
January 1, 2004 through and including March 31, 2005	$25,000,000
April 1, 2005 through and including June 30, 2005	$29,000,000
July 1, 2005 through and including September 30, 2005	$34,000,000
October 1, 2005 through and including December 31, 2005	$38,000,000

(i)            Section 6.4(d) of the Credit Agreement is hereby amended to delete such section in its entirety and to replace such section with the following section:

Compliance Certificate. The Borrower shall provide to the Administrative Agent, within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of the last Fiscal Quarter of each Fiscal Year, (i) a certificate substantially in the form of Exhibit G (the “Compliance Certificate”), executed on behalf of the Borrower by the Authorized Officer who is the chief financial officer, treasurer, assistant treasurer or controller of the Borrower, showing (in reasonable detail and appropriate calculations and computations inform reasonably satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 6.3, (ii) notice of the occurrence of any Permitted Disposition or any Permitted Business Acquisition, describing, in detail reasonably satisfactory to the Administrative Agent, the assets sold or disposed of or the assets acquired and the purchase price or sale price thereof, as the case may be, during the preceding Fiscal Quarter, (iii) notice of the receipt of any sales proceeds, insurance or requisition proceeds or condemnation awards received in connection with the sale, damage, destruction, requisition or condemnation of any Collateral during the preceding Fiscal Quarter, including a statement with regard to whether the Borrower or such Subsidiary intends to apply such sales proceeds, insurance or requisition proceeds or awards, as the case may be, to replace, within one year of receipt thereof, such sold, damaged, destroyed, requisitioned or condemned assets or property Collateral used for substantially the same purpose as those sold, damaged, destroyed, requisitioned or condemned and (iv) notice of any (A) voluntary liquidation or dissolution by any Subsidiary of the Borrower into the Borrower or another Subsidiary of the Borrower, (B) merger by any such Subsidiary with and into the Borrower or another Subsidiary of the Borrower or (C) the purchase by the Borrower or any of its Subsidiaries of any Capital Stock of any other Subsidiary of the Borrower during the preceding Fiscal Quarter.

(j)            Section 6.4 of the Credit Agreement is hereby amended to add the following Section 6.4(k) and Section 6.4(l) to the end of such Section 6.4:

(k)          Backlog Schedule. The Borrower shall provide the Administrative Agent, within 45 days after the end of each calendar month of each calendar year, a backlog schedule and a schedule of all work-in-progress, identified by contract or project, of the Borrower and its Subsidiaries for the performance of dredging, construction or other services as of the end of such calendar month, prepared in a manner consistent with past practice.

(l)           Schedule of Pending Major Projects. The Borrower shall provide the Administrative Agent, within 45 days after the end of each Fiscal Quarter of each Fiscal Year, a schedule of pending major projects of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter.

(k)           Section 7.1(k) of the Credit Agreement is hereby amended to delete clause (i) of such section in its entirety and to replace such clause with the following clause:

(i)           Any Person executing bonds, undertakings or instruments of guaranty as surety for Holdings, the Borrower or any of their respective Subsidiaries with respect to any marine construction or dredging contracts to be entered into by the Borrower or any such Subsidiary for any reason ceases to issue such bonds, undertakings or instruments of guaranty and (A) the Borrower, Holdings and its Subsidiaries fail to cause another Person reasonably acceptable to the Administrative Agent (provided that any such Person shall be deemed to be acceptable if its bonds, undertakings or instruments of guaranty are accepted by contract providers for Holdings and its Subsidiaries) to issue bonds, undertakings or instruments of guaranty within 90 days of the date that such original Person ceased to issue bonds, undertakings or instruments of guaranty, or (B) such denial, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(l)            Schedule I to the Credit Agreement is hereby amended as follows:

(i) The definition of “EBITDA” is hereby amended by inserting a new clause (c) at the end of the first sentence as follows:

and (c) plus, without duplication, cash dividends received by the Borrower or any Subsidiary from Amboy Aggregates, a New Jersey joint venture, and any other equity joint ventures.

(ii)           The definitions of “Applicable Base Rate Margin,” “Applicable Commitment Fee Percentage,” “Applicable Eurodollar Rate Margin,” “Applicable Financial Letter of Credit Fee Percentage,” and “Applicable Performance Letter of Credit Fee Percentage” are hereby amended to delete such definitions in their entirety and to replace such definitions with the following definitions:

“Applicable Base Rate Margin,” “Applicable Commitment Fee Percentage,” “Applicable Eurodollar Rate Margin,” “Applicable Financial Letter of Credit Fee Percentage,” and “Applicable Performance Letter of Credit Fee Percentage” respectively mean, during any Pricing Period, the amount set forth for such Applicable Base Rate Margin, Applicable Commitment Fee Percentage, Applicable Eurodollar Rate Margin, Applicable Financial Letter of Credit Fee Percentage and Applicable Performance Letter of Credit Fee Percentage, as the case may be, depending upon the Total Leverage Ratio as of the last day of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period:

Total Leverage Ratio	Applicable Base Rate Margin	Applicable Commitment Fee Percentage	Applicable Eurodollar Rate Margin	Applicable Financial Letter of Credit Fee Percentage	Applicable Performance Letter of Credit Fee Percentage
Less than 3.00x	1.25	.50	2.25	2.25	1.18
Greater than or equal to 3.00x but less 3.75x	1.50	.50	2.50	2.50	1.25
Greater than or equal to 3.75x but less 4.75x	1.75	.50	2.75	2.75	1.38
Greater than or equal to 4.75x but less than 5. 75x	2.00	.50	3.00	3.00	1.50
Greater than or equal to 5.75x but less than 6. 75x	2.50	.625	3.50	3.50	1.75
Greater than or equal to 6.75x	3.00	.75	4.00	4.00	2.00

provided, however, that (i) if and for so long as the Borrower shall have failed to timely deliver a Compliance Certificate under Section 6.4(b) or Section 6.4(c) with respect to such Fiscal Quarter most recently ended, the Applicable Base Rate Margin, Applicable Commitment Fee Percentage, Applicable Eurodollar Rate Margin, Applicable Financial Letter of Credit Fee Percentage and Applicable Performance Letter of Credit Fee Percentage for such Pricing Period shall be determined as if the Total Leverage Ratio is greater than or equal to 6.75 to 1.00, (ii) notwithstanding the foregoing, for the period beginning on the First Amendment Effective Date and ending on December 31, 2004, the Applicable Base Rate Margin, Applicable Commitment Fee Percentage, Applicable Eurodollar Rate Margin, Applicable Financial Letter of Credit Fee Percentage and Applicable Performance Letter of Credit Fee Percentage shall be determined as if the Total Leverage Ratio is greater than or equal to 5.75 to 1.00 but less than 6.75 to 1.00, and (in) notwithstanding the foregoing, the Applicable Performance Letter of Credit Fee Percentage shall be subject to change in accordance with Section 2.10(c).

(iii)          The definition of “Availability” is hereby amended to delete such definition in its entirety and to replace such definition with the following definition:

“Availability” means, at any time, an amount (determined on a Dollar equivalent basis) equal to the Revolving Commitment Amount then in effect minus the Availability Block minus the outstanding Letter of Credit Obligations.

(iv)          The definition of “Contribution Agreement” is hereby deleted in its entirety.

(v)           The definition of “Great Lakes” is hereby amended to delete such definition in its entirety and to replace such definition with the following definition:

“Great Lakes” means Great Lakes Dredge & Dock Company, a New Jersey corporation and a wholly-owned Subsidiary of the Borrower, and, upon consummation of the merger with and into Great Lakes Dredge & Dock Company, LLC, a Delaware limited liability company (“Great Lakes LLC”), with Great Lakes LLC as the survivor of such merger, means Great Lakes LLC, as successor by merger to Great Lakes Dredge & Dock Company and a wholly-owned Subsidiary of the Borrower.

(vi)  The definition of “Interest Expense” is hereby amended to delete clause (iii) in the first sentence of such definition in its entirety and to replace such clause with the following clause:

(iii) net costs or benefits under any Rate Protection Agreement (excluding (A) any gain or loss recognized under GAAP resulting from the mark to market valuation of any Rate Protection Agreement and (B) the costs of any commodity hedging transaction or foreign currency hedging transaction)

(vii)         The definition of “Letter of Credit Availability” is hereby amended to delete such definition in its entirety and to replace such definition with the following definition:

“Letter of Credit Availability” means, at any time of determination, an amount (determined on a Dollar equivalent basis) equal to the lesser of (a) the Revolving Commitment Amount then in effect minus the then outstanding principal balance of the Revolving Loans minus the Availability Block and (b) the Letter of Credit Sublimit.

(viii)        The definition of “Loan Documents” is hereby amended to delete the reference to “the Contribution Agreement” in it entirety.

(ix)           The definition of “Recovery Event” is hereby amended to delete the reference to the words “the Bonding Company” appearing in such definition and to replace such words with the word “Travelers.”

(x)            The following definitions are hereby added to Schedule I in the appropriate alphabetical locations:

“Alternate Base Capital Expenditure Amount” has the meaning specified in Section 6.3(a).

“Applicable Tranche B Term Loan Base Rate Margin,” and “Applicable Tranche B Term Loan Eurodollar Rate Margin” respectively mean, during any Pricing Period, the amount set forth for such Applicable Tranche B Term Loan Base Rate Margin or Applicable Tranche B Term Loan Eurodollar Rate Margin, as the case may be, depending upon the Total Leverage Ratio as of the last day of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period:

Total Leverage Ratio	Applicable Tranche B Term Loan Base Rate Margin	Applicable Tranche B Term Loan Eurodollar Rate Margin
Less than 5.75x	2.00	3.00
Greater than or equal to 5.75x but less than 6. 75x	2.50	3.50
Greater than or equal to 6.75x	3.00	4.00

provided, however, that if (i) and for so long as the Borrower shall have failed to timely deliver a Compliance Certificate under Section 6.4(b) or Section 6.4(c) with respect to such Fiscal Quarter most recently ended, the Applicable Tranche B Term Loan Base Rate Margin and Applicable Tranche B Term Loan Eurodollar Rate Margin for such Pricing Period shall be determined as if the Total Leverage Ratio is greater than or equal to 6.75 to 1.00 and (ii) notwithstanding the foregoing, for the period beginning on the First Amendment Effective Date and ending on December 31, 2004, the Applicable Tranche B Term Loan Base Rate Margin and Applicable Tranche B Term Loan Eurodollar Rate Margin shall be determined as if the Total Leverage Ratio is greater than or equal to 5.75 to 1.00 but less than 6.75 to 1.00,

“Availability Block” means (a) before the occurrence of an Availability Restoration Date, the least of (i) $25,000,000, (ii) if the Borrower or any Loan Party has been awarded one or more of the Designated Projects, $25,000,000 minus the lesser of (x) $5,000,000 and (y) the sum of the Designated Letter of Credit Amounts with respect to the Designated Projects awarded to the Loan Parties, and (iii) an amount greater than or equal to $15,000,000 requested by the Borrower and approved in writing by the Administrative Agent and the Majority Revolving Credit Facility Lenders and (b) from and after the occurrence of an Availability Restoration Date, $0.

“Availability Restoration Date” means the first date upon which the Administrative Agent receives a Compliance Certificate from the Borrower for any Fiscal Quarter ending on or after December 31, 2004 evidencing that either (a) the Borrower’s Total Leverage Ratio is less than 5.50 to 1.00 or (b) the Borrower’s Adjusted Consolidated EBITDA for the four (4) consecutive Fiscal Quarter period most recently ended prior to such date exceeds $48,000,000.

“Designated Letter of Credit Amount” means the stated amount of any Letter of Credit required to be delivered by any Loan Party in connection with any Designated Project awarded to any Loan Party.

“Designated Project” means each of (a) the dredging works for the building of the Ocean Cay LHG and LPG Terminal at Ocean Cay, Bahamas, (b) the dredging, land reclamation and shore protection for a new land development project located in the southern tip of Bahrain for Durrat Al-Bahrain, (c) dredging and land reclamation for the new Doha International Airport Platform for the State of Qatar and (d) channel maintenance dredging from the mouth of the Arabian Gulf to the Port of Umm Qasr for the United Nations Development Program.

“Financial Covenant Restoration Date” means the first date upon which the Administrative Agent receives a Compliance Certificate for any Fiscal Quarter ending on or after December 31, 2004 from the Borrower evidencing that the Borrower’s Adjusted Consolidated EBITDA for the four (4) consecutive Fiscal Quarter period most recently ended prior to such date exceeds $50,000,000.

“First Amendment” means that certain Amendment No. 1 to Credit Agreement dated as of the First Amendment Effective Date by and among the Borrower, the Loan Parties, the Issuing Bank, the Lenders and the Administrative Agent.

“First Amendment Effective Date” means September 30, 2004.

“Letter of Credit Sublimit” means, the greatest of (a) $25,000,000, (b) if the Borrower or any Loan Party has been awarded one or more of the Designated Projects, $25,000,000 plus the lesser of (x) $5,000,000 and (y) the sum of the Designated Letter of Credit Amounts with respect to the Designated Projects awarded to the Loan Parties and (c) an amount lesser than or equal to $35,000,000 requested by the Borrower and approved in writing by the Administrative Agent and the Majority Revolving Credit Facility Lenders.

2.             Effectiveness of this Agreement; Conditions Precedent. The provisions of Section 1 of this Agreement shall be deemed to have become effective as of the date first written above (the “Effective Date”), but such effectiveness shall be expressly conditioned upon the Administrative Agent’s receipt of each of the following, in each case in form, substance and scope reasonably acceptable to the Administrative Agent:

(a)           originally-executed counterparts of this Agreement executed by Authorized Officers of the Borrower and the other Loan Parties, and by duly authorized officers of the Majority Lenders;

(b)           a certificate of the secretary or assistant secretary of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, certifying (i) the currency and authenticity of the resolutions of the board of directors of the Borrower authorizing its execution, performance and delivery of this Agreement and of the Credit Agreement as to be amended hereby, (ii) the names, signatures and incumbency of the officers of the Borrower and (iii) the currency and authenticity of the certificate of incorporation and bylaws of the Borrower as previously delivered to the Administrative Agent;

(c)           a backlog schedule and a schedule of all work-in-progress, identified by contract or project, of the Borrower and its Subsidiaries for the performance of dredging, construction or other services for the month of August 2004;

(d)           a supplement to the First Preferred Fleet Mortgage executed by Great Lakes with respect to the vessels pledged in favor of the Administrative Agent, for the benefit of the

Lenders, in connection with clause (v) of Section 6.1 (p) of the Credit Agreement as amended hereby;

(e)           title abstracts with respect to any vessels pledged in favor of the Administrative Agent, for the benefit of the Lenders, in connection with clause (v) of Section 6.1 (p) of the Credit Agreement as amended hereby;

(f)            opinion letters with respect to Vessel Mortgages executed, delivered and recorded in connection with clause (v) of Section 6.1(p) of the Credit Agreement as amended hereby;

(g)           evidence that all conditions precedent to an amendment to the Intercreditor Agreement dated as of the Effective Date have been satisfied and that such amendment to the Intercreditor Agreement is enforceable in accordance with its terms;

(h)          an opinion letter of Winston & Strawn LLP, counsel to the Borrower and Great Lakes, addressed to the Administrative Agent and the Lenders, addressing matters related to this Agreement; and

(i)            payment in full from the Borrower, in immediately available funds, of (i) an amendment fee payable to each Lender (other than Bank of America) executing and delivering a counterpart signature page to this Agreement on or before September 21, 2004 in an amount equal to 0.25% of the sum of such Lender’s Revolving Commitment, plus the outstanding principal balance of such Lender’s Tranche B Term Loan, and (ii) the arrangement fee required under that certain fee letter of even date herewith by and among Bank of America, Banc of America Securities LLC, and the Borrower, all of which aforementioned fees shall be fully earned and non-refundable when due and payable (collectively, the “Amendment Fees”).

3.             Representations, Warranties and Covenants.

(a)           The Borrower and each other Loan Party hereby represents and warrants that this Agreement and the Credit Agreement as amended hereby (collectively, the “Amendment Documents”) constitute legal, valid and binding obligations of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with their terms.

(b)           The Borrower and each other Loan Party hereby represents and warrants that (i) its execution, delivery and performance of this Agreement and the Credit Agreement have been duly authorized by all proper corporate or limited liability company action, do not violate any provision of its organizational documents, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which it or any of its Affiliates is bound (which has not been previously obtained), including without limitation, the Note Indenture and the Bonding Agreement and (ii) after giving effect to the amendments contemplated by Section 1 of this Agreement, all Obligations will constitute, and if the full amount of the Revolving Commitment were utilized by the Borrower all Obligations arising with respect thereto would constitute, “Permitted Debt” under and as defined in Section 4.09 of the Note Indenture.

(c)           The Borrower and each other Loan Party hereby represents and warrants that, both before and after giving effect to the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of its execution and delivery hereof or thereof in all material respects as though made on and as of such date.

(d)           The Borrower hereby agrees to pay the Amendment Fees to the Administrative Agent, for the benefit of the Lenders and for the Administrative Agent’s own account, upon the Borrower’s execution and delivery of this Agreement.

(e)           As of the Effective Date, except to the extent set forth in Schedule 1 hereto, the Borrower and the Subsidiary Guarantors are the sole and lawful owners of each Designated Vessel and hold valid legal title to the whole of such Designated Vessels.

(f)            Except as set forth in Schedule 2 hereto or in the financial statements previously delivered pursuant to Section 5.1(f) of the Credit Agreement, no claims, litigation, arbitration proceedings or governmental proceedings are pending or, to the knowledge of the Loan Parties, overtly threatened against or, to the knowledge of the Loan Parties, are affecting Holdings, the Borrower, or any of the Borrower’s Subsidiaries, or any of their respective properties, assets or revenues, the results of which could reasonably be expected to have a Material Adverse Effect.

(g)           As of the Effective Date, except as disclosed in Schedule 3 hereto, none of Holdings, the Borrower or any of the Borrower’s Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

(h)           Except as disclosed in Schedule 4 hereto, the ongoing operations of Holdings, the Borrower and each of the Borrower’s Subsidiaries have complied and currently comply in all respects with all Environmental Laws, except to the extent that such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(i)            As of the Effective Date, a complete and correct disclosure of each Subsidiary of Holdings in existence as of the Closing Date is set forth in Schedule 5-A hereto, together with the names, jurisdictions of organization, the percentage of shares of such Persons owned by Holdings, the Borrower and each Subsidiary of the Borrower as of the Effective Date.

(j)            As of the Effective Date, the names and ownership percentages (stated both on an outstanding and fully-diluted basis) of each legal, record owner of each class of the issued and outstanding shares of Capital Stock of Holdings and the Borrower, and each Subsidiary of the Borrower, and of all issued and outstanding warrants, options, stock appreciation rights and other convertible interests with respect to Holdings, the Borrower’s, or such Subsidiary’s Capital Stock, are completely and accurately set forth in Schedule 5-B hereto.

(k)           As of the Effective Date, the financial statements delivered pursuant to Section 5.1 (f) of the Credit Agreement contain a complete and accurate disclosure in all material respects of (i) all Debt of Holdings and its Subsidiaries outstanding as of the respective dates of such financial statements and (ii) all material loss contingencies and other material contingent obligations of Holdings and its Subsidiaries as of such dates, except for Guaranties disclosed on Schedule 6 hereto.

(1)           As of the Effective Date, except to the extent set forth in Schedule 7 hereto and except as otherwise permitted by Section 6.2(b) of the Credit Agreement, Holdings, the Borrower and the Subsidiary Guarantors have made no Investments.

(m)          As of the Effective Date, except to the extent set forth in Schedule 8 hereto and except as otherwise permitted by Section 6.2(f) of the Credit Agreement, Holdings, the Borrower and the Subsidiary Guarantors have not created, incurred, assumed or otherwise become liable for any Debt in respect of Guaranties.

(n)           As of the Effective Date, the Grantor’s Equipment (as “Grantor” and “Equipment” is defined in the Equipment Security Agreement dated as of December 22, 2003 between Great Lakes and the Agent) (other than Equipment in transit or out of repair), is kept at the locations listed in Schedule 9 hereto.

4.             Reaffirmation, Ratification and Acknowledgment. The Borrower and each other Loan Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents and (c) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s, or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or such other Loan Parties with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. As modified hereby, the Credit Agreement is in all respects ratified and confirmed, and the Credit Agreement as so modified by this Agreement shall be read, taken and so construed as one and the same instrument. Each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Administrative Agent or the Lenders), under any of the Loan Documents. This Agreement and each of the other Amendment Documents shall constitute Loan Documents for purposes of the Credit Agreement.

5.             Governing Law.   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6.             Administrative Agent’s Expenses.   The Borrower hereby agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and the other documents, agreements and instruments contemplated hereby.

7.             Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

* * * *

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

GLDD ACQUISITIONS CORP.

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

GREAT LAKES DREDGE & DOCK COMPANY

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

GREAT LAKES CARIBBEAN DREDGING, INC.

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

DAWSON MARINE SERVICES COMPANY

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

FIFTY-THREE DREDGING CORPORATION

By:	/s/ William H. Hanson
Name:	William H. Hanson
Title:	President

NORTH AMERICAN SITE DEVELOPERS, INC.

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Vice President and Treasurer

JDC SOIL MANAGEMENT & DEVELOPMENT INC.

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

GREAT LAKES DREDGE & DOCK COMPANY, LLC

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Jeffery T. white
Name:	Jeffery T. white
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender and as Issuing Bank

By:	/s/ Jennifer L. Gerdes
Name:
Title:	Senior Vice President

CREDIT SUISSE FIRST BOSTON, acting through
its Cayman Islands Branch, as a Lender

By:	/s/ Philip Ho
Name: Philip Ho
Title: Director

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Associate

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO I, LTD., or an affiliate

By:	/s/ John P. Thacker
Title:	JOHN P. THACKER CHIEF CREDIT OFFICER

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO III, LTD., or an affiliate

By:	/s/ John P. Thacker
Title:	JOHN P. THACKER CHIEF CREDIT OFFICER

FIFTH THIRD BANK, as a Lender

By:	/s/ Susan Kaminski
Title:	SUSAN KAMINSKI VICE PRESIDENT

FRANKLIN CLO II LIMITED, as a Lender

By:	/s/ Romeo J. Cruz
Title:	Romeo J. Cruz Authorized Signatory

FRANKLIN CLO III LIMITED, as a Lender

By:	/s/ Romeo J. Cruz
Title:	Romeo J. Cruz Authorized Signatory

FRANKLIN FLOATING RATE MASTER SERIES, as a Lender

By:	/s/ Madeline Lam
Title:	Madeline Lam Asst. Vice President

FRANKLIN FLOATING RATE TRUST, as a Lender

By:	/s/ Madeline Lam
Title:	Madeline Lam Asst. Vice President

FRANKLIN FLOATING RATE DAILY ACCESS FUND, as a Lender

By:	/s/ Madeline Lam
Title:	Madeline Lam Asst. Vice President

ING PRIME RATE TRUST, as a Lender
By: ING Investment Management Co. As its investment advisor

By:	/s/ Theodore M. Hong
Title:	Vice President

ING SENIOR INCOME FUND, as a Lender By: ING Investment Management Co. As its investment advisor

By:	/s/ Theodore M. Hong
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ [ILLEGIBLE]
Title: First Vice President

LEHMAN BROTHERS INC., as a Lender

/s/ Francis J. Chang
By:	Francis J. Chang
Title:	Senior Vice President

LEHMAN COMMERCIAL PAPER INC., as a Lender

/s/ Francis J. Chang
By:	Francis J. Chang
Title:	Authorized Signatory

MONUMENT PARK CDO LTD, as a Lender
By: Blackstone Debt Advisors L.P. As Collateral Manager

By:	/s/ [ILLEGIBLE]
Title:	Managing Director

NATIONAL CITY BANK, as a Lender

By:	/s/ Michael A. Moose
Title:	Assistant Vice President

OAK BROOK BANK- OAK BROOK, as a Lender

By:	/s/ Henry Wessel
Title:	Henry Wessel
VP

PILGRIM CLO 1999-1 LTD., as a Lender By: ING Investments, LLC As its investment advisor

By:	/s/ Theodore M. Hong
Title:	Vice President

SEQUILS PILGRIM I LTD, as a Lender By: ING Investments, LLC As its investment advisor

By:	/s/ Theodore M. Hong
Title:	Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Greg Lunceford
Title:	Vice President

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Wilfred V. Saint	Wilfred V. Saint Director
Title:		Banking Product Services, US

By:	/s/ Joselin Fernandes	Joselin Fernandes Associate Director
Title:		Banking Products Services, US

VAN KAMPEN SENIOR INCOME TRUST

By: Van Kampen Investment Advisory Corp, as Collateral Manager

By:	/s/ Darvin Pierce
Title:	DARVIN PIERCE
EXECUTIVE DIRECTOR
VAN KAMPEN SENIOR LOAN FUND

By: Van Kampen Investment Advisory Corp, as Collateral Manager

By:	/s/ Darvin Pierce
Title:	DARVIN PIERCE
EXECUTIVE DIRECTOR

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ [ILLEGIBLE]
Title:	Vice President